UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 20, 2017, Presbia PLC (the “Company”) received notice from the Nasdaq Stock Market LLC (the “Notice”) that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 does not satisfy the Nasdaq Global Market continued listing requirement set forth in Nasdaq Stock Market Rule 5450(b)(1)(A), which requires the Company to maintain at least $10 million of stockholders’ equity (the “Rule”).

The Company decided to transfer the listing of its ordinary shares to the The NASDAQ Capital Market, which requires the Company to maintain at least $2.5 million of stockholders’ equity.  On February 12, 2018, the Company received notification from NASDAQ that the Company’s application to list its shares on The NASDAQ Capital Market had been approved.  The Company’s ordinary shares will be transferred from The NASDAQ Global Market to The NASDAQ Capital Market effective at the opening of business on February 14, 2018.  The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market. All companies whose securities are listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards. The Company's common stock will continue to trade under the symbol "LENS".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Richard Fogarty
Name: Richard Fogarty
Title: Chief Accounting Officer

Dated:    February 12, 2018